UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 2, 2015
 Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)

50 Old Webster Road
Oxford, Massachusetts 01540
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (508) 373-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On June 2, 2015, the Company held its 2015 Annual Meeting of Stockholders and the following are the final voting results for the 2015 Annual Meeting:

Proposal	Votes For	Votes Against	Votes Withheld	Abstentions	Broker Non-Votes
One: To elect nine directors named in the proxy to serve until our next annual meeting
Valentin P. Gapontsev, Ph.D.	44,213,344	—	588,041	—	4,434,751
Eugene Scherbakov, Ph.D.	43,732,347	—	1,069,038	—	4,434,751
Igor Samartsev	43,731,905	—	1,069,480	—	4,434,751
Michael C. Child	43,980,866	—	820,519	—	4,434,751
Henry E. Gauthier	44,514,326	—	287,059	—	4,434,751
William S. Hurley	44,504,378	—	297,007	—	4,434,751
Eric Meurice	44,023,414	—	777,971	—	4,434,751
John R. Peeler	43,311,583	—	1,489,802	—	4,434,751
Thomas J. Seifert	44,500,616	—	300,769	—	4,434,751

Two: To amend our 2006 Incentive Compensation Plan	43,451,440	726,875	—	623,070	4,434,751

Three: Advisory vote to ratify the Company's independent registered public accounting firm	48,866,388	204,289	—	165,459	—

As a result of the voting, each of the above-named directors was elected at the 2015 Annual Meeting to serve a one-year term, and the stockholders also approved the Company’s amendment to its 2006 Incentive Compensation Plan; and an advisory vote to ratify Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015.

Item 8.01	Other Events

Certain directors and officers of IPG Photonics Corporation (the “Company”) adopt from time to time pre-arranged trading plans (each, a “Plan”) designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding stock transactions. Under Rule 10b5-1, directors, officers and other persons who are not in possession of material non-public information may adopt a plan or contract for pre-arranged sales of Company securities under specified conditions and at specified times. Using these Plans, insiders can gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce market impact and avoid concerns about transactions occurring at a time when they might possess inside information.
The Plan adopted by William Shiner, Vice President, Industrial Markets, provides for the sale of up to 11,175 shares over a period ending April 2016, unless terminated sooner in certain circumstances. Of these shares, 11,175 shares would be acquired through the exercise of stock options and vesting of restricted stock units. Shares will be sold under the Plan on the open market at prevailing market prices, subject to minimum price thresholds.
The Plan adopted by William Hurley, Director, provides for the sale of up to 6,667 shares over a period ending June 2016, unless terminated sooner in certain circumstances. Of these shares, 6,667 shares would be acquired through the exercise of stock options. Shares will be sold under the Plan on the open market at prevailing market prices, subject to minimum price thresholds.
The Company does not undertake to report Plans that may be adopted by any directors or officers of the Company in the future, or to report any modification or termination of any Plan, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION
June 4, 2015	/s/ Angelo P. Lopresti
Angelo P. Lopresti
Senior Vice President, General Counsel & Corporate Secretary